Exhibit 10.44
January 6, 2008
AGREEMENT
     This Settlement and Release Agreement is made and entered into as of the date of the last PARTY to sign the Agreement below (the “Effective Date”), by and between Affymetrix, Inc., a corporation organized under the laws of the State of Delaware having a principal place of business at 3380 Central Expressway, Santa Clara, CA 9505, (“AFFYMETRIX”) on behalf of itself and its AFFILIATES, their successors and assigns, and Illumina, Inc., a corporation organized under the laws of the State of Delaware having a principal place of business at 9885 Towne Center Drive, San Diego, California, 92121 (“ILLUMINA”) on behalf of itself and its AFFILIATES, their successors and assigns. The signatories to this Agreement are sometimes referred to herein jointly as the “PARTIES” and individually as a “PARTY”.
     WHEREAS, AFFYMETRIX has filed the ACTIONS in the United States District Court for the District of Delaware, in Regional Court in Düsseldorf (Germany), and in the High Court of Justice, Chancery Division — Patents Court in London (United Kingdom);
     WHEREAS, to avoid the necessity, expense, inconvenience and uncertainty of additional or continued litigation, the Parties wish to settle the disputes between them in the ACTIONS and to resolve and preclude certain related and other claims as provided herein; and
     WHEREAS, AFFYMETRIX and ILLUMINA wish to avoid the uncertainties and costs associated with pursuing the ACTIONS and any controversy or litigation relating to thereto, and they mutually desire to resolve their differences concerning the Actions and all claims and causes of action set forth in or contemplated thereby on the following terms and conditions.
     NOW, THEREFORE, for good and valuable consideration, including, without limitation, the releases and mutual promises contained herein, the receipt of which is hereby acknowledged, the Parties agree as follows:
I. DEFINITIONS
1.1 “ACTIONS” means individually and collectively,
   (i) Affymetrix, Inc. v. Illumina, Inc., United States District Court for the District of Delaware, Civil Action No. 04-901-JJF filed July 26, 2004;
   (ii) Affymetrix, Inc. v. Illumina, Inc., United States District Court for the District of Delaware Civil Action No. 07-670-JJF filed October 24, 2007;
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   (iii) Affymetrix, Inc. v. Illumina GmbH and Illumina, Inc., in Regional Court in Düsseldorf (Germany) filed October 24, 2007; and
   (iv) Affymetrix, Inc. v. Illumina UK Ltd. and Illumina, Inc., in the High Court of Justice, Chancery Division — Patents Court in London (United Kingdom) filed October 24, 2007.
1.2 “AFFILIATE” means any entity that is, directly or indirectly, controlling, controlled by or under common control with either PARTY, but only so long as such Control exists. As used in this Section 1.2, “Control” of an entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities (or other ownership interest), by contract or otherwise..
1.3 “BLOCKING PATENTS” means all patents and applications therefor, anywhere in the world, currently as of the Effective Date or at any time thereafter, owned by AFFYMETRIX (or by an AFFYMETRIX AFFILIATE) or under which AFFYMETRIX (or an AFFYMETRIX AFFILIATE) has the right to grant licenses or sublicenses, having a claim that covers a CURRENT PRODUCT.
1.4 “CHANGE OF CONTROL” means any transaction or series of related transactions with respect to any PARTY, including any such transaction(s) in bankruptcy, in which, a person or group of related persons who do not Control such PARTY prior to such transaction or series of transactions, subsequently obtain(s) Control of such PARTY by any means, whether by operation of law, acquisition of securities, merger, contract, acquisition of assets, or otherwise. As used in this Section 1.4, “Control” of an entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities (or other ownership interest), by contract or otherwise.
1.5 “CURRENT PRODUCTS” means (i) any products of ILLUMINA’s (or an ILLUMINA AFFILIATE’s) product line commercialized by ILLUMINA or by an ILLUMINA AFFILIATE as of the Effective Date, (ii) any products resulting from ILLUMINA’s (or from an ILLUMINA AFFILIATE’s) research and development efforts, as of the Effective Date, publicly announced or documented in ILLUMINA’s (or in an ILLUMINA AFFILIATE’s) formal product development process, and (iii) all EVOLUTIONARY IMPROVEMENTS to products of categories (i) and (ii).
1.6 “EVOLUTIONARY IMPROVEMENTS” means modifications, revisions, additions, enhancements, changes or similar alterations to an original product, to enhance the original product in terms of its performance and/or functionality, and in which the original product retains its essential character or remains identifiable.
     1.6.1 For the avoidance of doubt, EVOLUTIONARY IMPROVEMENTS do not include revolutionary advances, i.e., advances that are different as a matter of kind in
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comparison to the original product, or that fundamentally change or alter the methodology by which the original product functions.
1.7 “ILLUMINA FIELD” means any technology that is not based on photolithography. For clarity, what is carved out of the ILLUMINA FIELD includes (i) arrays made using photolithography, and (ii) technologies involving instruments, assays, reagents, software, and other products, methods, or systems, in each and every case capable of being used only with arrays made using photolithography. By way of example, but not by way of limitation, the technology disclosed in software patent No. 5,795,716 asserted against ILLUMINA in the ACTIONS is within the ILLUMINA FIELD.
II. GRANTS
2.1 AFFYMETRIX, on its behalf and on behalf of its AFFILIATES, hereby grants and agrees to grant to ILLUMINA and its AFFILIATES, a fully paid-up, irrevocable, worldwide, covenant not to sue ILLUMINA, its AFFILIATES, and their customers, under and for the lives of the BLOCKING PATENTS, to allow ILLUMINA and its AFFILIATES to make, use and sell (which includes, without limitation, the right to have made, offer for sale, export, import, lease, install, service, test, repair, upgrade and otherwise maintain, provide services using) CURRENT PRODUCTS, and to provide services using CURRENT PRODUCTS. For the avoidance of doubt, the covenant not to sue granted by AFFYMETRIX under this Section 2.1 is only granted in the ILLUMINA FIELD.
2.2 For all products other than CURRENT PRODUCTS, and for all services commercialized by ILLUMINA and its AFFILIATES using products other than CURRENT PRODUCTS, AFFYMETRIX, on its behalf and on behalf of its AFFILIATES, hereby grants and agrees to grant to ILLUMINA and its AFFILIATES an irrevocable, worldwide, covenant not to sue ILLUMINA, its AFFILIATES, and their customers, but only for a period of four (4) years from the Effective Date, under the BLOCKING PATENTS and under any other patents owned by AFFYMETRIX or its AFFILIATES, or regarding which AFFYMETRIX or its AFFILIATES has the right to grant licenses or sublicenses. The PARTIES hereby acknowledge and agree that during such four (4)-year period no damages shall accrue as a result of ILLUMINA’s commercialization of such products and services. The PARTIES further acknowledge and agree that the covenant not to sue granted by AFFYMETRIX under this Section 2.2 is only granted in the ILLUMINA FIELD.
2.3 ILLUMINA, on its behalf and on behalf of its AFFILIATES, agrees, at the request of AFFYMETRIX during the term of the covenant of Section 2.2, to engage in good faith negotiations with AFFYMETRIX to provide a license on usual and reasonable commercial terms to AFFYMETRIX and its AFFILIATES with respect to any patent or patent application owned by ILLUMINA or any of its AFFILIATES or under which ILLUMINA or any of its AFFILIATES has the right to grant licenses or sublicenses, in
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any application area but only (i) for arrays made using photolithography and/or (ii) for technologies involving instruments, assays, reagents, software, and other products, methods, or systems, in each and every case capable of being used only with arrays made using photolithography.
2.4 All covenants of this Article II shall become effective only upon receipt by AFFYMETRIX of the payment specified in Section 4.1 hereof and of the required executed sets of the Agreement.
2.5 Nothing in this Agreement shall limit or in any way affect the rights of either PARTY to engage in any administrative or judicial proceeding to challenge, invalidate, narrow, condition, or otherwise affect the term or scope of any patent or patent application of the other PARTY or its AFFILIATES, or otherwise affect the course of prosecution, maintenance, or enforcement of any patent or patent application of the other PARTY or its AFFILIATES, including but not limited to such actions as participating, directly or indirectly, in oppositions, interferences, reexaminations, or similar proceeding anywhere in the World. It is expressly understood and agreed, however, that the payment obligations specified in Section 4.1 are irrevocable, and such payments are to be made by ILLUMINA in accordance with the provisions of Section 4.1 and without regard to the outcome of any proceeding referred to in this Section 2.5 or any other event or condition whatsoever.
III. RELEASES, DISMISSALS AND WAIVERS
3.1 AFFYMETRIX, for itself, its AFFILIATES, their successors and assigns, hereby irrevocably and unconditionally (except for the payment obligations set forth in Section 4.1 hereof) releases, acquits and forever discharges ILLUMINA and its AFFILIATES, together with their past and present directors, officers, employees, successors and assigns, and customers (the “ILLUMINA Released Parties”), in each and every case, from any and all claims and causes of action, of whatever kind or nature, whether in law or in equity and whether known or unknown, that AFFYMETRIX or its AFFILIATES now has, ever had, or could in the future have (but for this release) against the ILLUMINA Released Parties, asserted in, arising out of, resulting from, or relating in any way to the ACTIONS or that are otherwise based on CURRENT PRODUCTS. Notwithstanding the preceding provisions of this Section 3.1 or any other provision of this Agreement, all actions to enforce payment of amounts due under Section 4.1 of this Agreement, and to enforce claims against any future acts of patent infringement not covered by the covenants in Article II, are expressly preserved.
3.2 ILLUMINA, for itself, its AFFILIATES, their successors and assigns, hereby irrevocably and unconditionally (except for the covenants specified in Sections 2.1 and 2.2) releases, acquits and forever discharges AFFYMETRIX and its AFFILIATES, together with their past and present directors, officers, employees, successors and assigns, and customers (the “AFFYMETRIX Released Parties”), in each and every case, from any and all claims and causes of action, of whatever kind or nature, whether in law or in
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equity and whether known or unknown, that ILLUMINA or its AFFILIATES now has, ever had, or could in the future have (but for this release) against the AFFYMETRIX Released Parties, asserted in, arising out of, resulting from, or relating in any way to the ACTIONS. Notwithstanding the preceding provisions of this Section 3.2 or any other provision of this Agreement, all actions to enforce claims against any acts of patent infringement are expressly preserved.
3.3 In consideration of the rights and obligations hereunder, the PARTIES have agreed to discontinue the ACTIONS and to enter appropriate orders of dismissal of such ACTIONS with prejudice and without costs and disbursements (and to make such other filings to effectuate the same) in a Stipulation of Dismissal agreed to by the PARTIES, and each PARTY hereby agrees to give the other PARTY written evidence thereof.
3.4 The PARTIES assume the risk of any mistake of fact in connection with the subject matter of the Agreement, the ACTIONS, and with respect to any fact that is now unknown to the PARTIES or to their officers, directors, employees, agents or representatives. Accordingly, as applicable, the PARTIES expressly waive all rights under Section 1542 of the Civil Code of California which reads as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
IV. PAYMENTS
4.1 In complete consideration of the irrevocable and unconditional releases, waivers and covenants granted hereunder, ILLUMINA shall pay to AFFYMETRIX the sum of Ninety Million U.S. Dollars ($90,000,000.00 U.S.D.) payable within five (5) business days of the receipt by the PARTIES of written evidence that the ACTIONS have been dismissed as required under Section 3.3.
4.2 All payments to AFFYMETRIX hereunder shall be made by wire transfer to                                         , Account Number                     .
4.3 The PARTIES agree that each and all payments due by ILLUMINA to AFFYMETRIX under Section 4.1 are non-refundable, non-creditable against any other payments that may now be due or will ever be due from ILLUMINA to AFFYMETRIX, fixed, determined, and are not contingent on any future event or condition whatsoever on the part of AFFYMETRIX or any other entity.
V. THIRD PARTY BENEFICIARIES
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The PARTIES acknowledge and agree that customers of ILLUMINA and of ILLUMINA’s AFFILIATES are third party beneficiaries to this Agreement, and that the releases, waivers and covenants granted in Articles II and III of this Agreement inure to the benefit of all of such customers to the extent provided therein.
VI. CONFIDENTIALITY AND PRESS RELEASES
This Agreement is strictly confidential and the PARTIES agree not to disclose any of its terms to third parties, except (i) to governmental entities as required by law, regulation or subpoena or as otherwise required by law, (ii) to employees, officers, directors, shareholders, and agents of the PARTIES with a need to know and who are under an obligation to maintain information of this nature confidential, (iii) to shareholders and investors but in this instance the disclosure should be limited to the amounts paid, the timeframe of the covenants, and the general nature of the relationship, or (iv) as required to enforce the legal rights of a PARTY before a court or arbitrating body having applicable jurisdiction. Notwithstanding the immediately preceding sentence the PARTIES agree to issue a joint press release to be prepared by ILLUMINA and reviewed and approved by AFFYMETRIX.
VII. NO ADMISSION; NO WARRANTIES
7.1 The PARTIES agree that they desire to enter into this Agreement to avoid uncertainties associated with litigation and to reduce their litigation expenses. Consistent therewith, the PARTIES acknowledge and agree that by entering into this Agreement, (a) ILLUMINA does not in any way admit, and specifically denies, any infringement of any patents owned by AFFYMETRIX or its AFFILIATES, and (b) the payment obligations specified in Section 4.1 are irrevocable and unconditional, and such payments are to be made by ILLUMINA in their entirety and (without limiting the foregoing) irrespective of any past, present or future contentions or findings regarding infringement or otherwise regarding the AFFYMETRIX patents.
7.2 THE PARTIES, ON THEIR OWN BEHALF AND ON BEHALF OF THEIR RESPECTIVE AFFILIATES, HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH REGARD TO THE SUBJECT MATTER OF THIS AGREEMENT (EXCEPT AS EXPRESSLY PROVIDED BELOW IN SECTION 10.7). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NO WARRANTIES OR REPRESENTATIONS ARE EXPRESSED OR IMPLIED REGARDING THE SCOPE, COVERAGE, VALIDITY OR ENFORCEABILITY OF ANY INTELLECTUAL PROPERTY RIGHTS, OR REGARDING THE NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR USE OF ANY PRODUCTS OR SERVICES UNDER THIS AGREEMENT.
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VIII. ARBITRATION
8.1 In the event of any dispute or difference of opinion or controversy between the PARTIES arising out of or in connection with this Agreement or with regard to performance of any obligation hereunder by either PARTY, both PARTIES shall use their reasonable efforts to settle such dispute or difference of opinion amicably by good-faith negotiation for a period of fifteen business (15) days, commencing upon the receipt of written demand for negotiation setting forth clearly and completely the nature and basis of the dispute and the manner and extent of its proposed resolution. After the expiration of the 15-day negotiation period, either PARTY may commence an arbitration to resolve the dispute set forth in the demand for negotiation as set forth below.
8.2 Subject to Section 8.1 hereof, all disputes, differences of opinion, or controversies which may arise between the PARTIES out of or in relation to or in connection with this Agreement or the breach thereof, shall be finally settled by arbitration in Los Angeles, California by a panel of three (3) arbitrators (one of whom shall be a registered patent attorney in the field of biotechnology) selected in accordance with the Rules of the American Arbitration Association, in the form pertaining at the time the arbitration is initiated. The PARTIES shall use their best efforts to complete the arbitration proceeding within three (3) months. The arbitration panel is hereby empowered by the PARTIES to render whatever judgment or relief under this Agreement (applying California and U.S. Patent laws, as applicable) is deemed appropriate by the panel, including the power to award specific performance remedies to enforce this Agreement.
8.3 The losing PARTY as determined by the arbitration panel at the time it makes its award shall pay the costs of any arbitration entered into pursuant to this Article. However, each PARTY shall bear its own legal costs, including attorneys fees and experts fees, incurred in connection with such arbitration.
8.4 Judgment upon the award rendered by the arbitrators or arbitrator, as applicable, shall be binding, final and unappealable, and may be entered by any court having jurisdiction thereof.
IX. CHANGE OF CONTROL, ASSIGNMENT
9.1 The provisions of this Agreement, including the payment by ILLUMINA and receipt by AFFYMETRIX of all amounts specified in Section 4.1, shall be binding upon and inure to the benefit of the PARTIES and their permitted (if any) successors and assigns.
9.2 Each PARTY may assign its rights and obligations hereunder only in connection with the acquisition of all or substantially all of the assets or equity interests (whether by merger, recapitalization, reorganization or otherwise) of that PARTY, provided that the acquiring entity agrees in writing to be fully bound by all obligations of that PARTY
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under this Agreement, with a copy of such writing provided to the other PARTY within ten (10) business days of the effective date of such assignment.
9.3 In the event of any assignment by ILLUMINA as permitted hereunder, and/or in the event of any CHANGE OF CONTROL with respect to ILLUMINA, the covenant not to sue granted by AFFYMETRIX under Article II shall be limited in scope and shall not extend to any then-existing products or technology of the acquiring/successor entity.
9.4 In the event of any assignment by AFFYMETRIX as permitted hereunder, and/or in the event of any CHANGE OF CONTROL with respect to AFFYMETRIX, the right granted by ILLUMINA under Section 2.3 shall be limited in scope and shall not extend to any then-existing products or technology of the acquiring/successor entity.
ARTICLE X. MISCELLANEOUS PROVISIONS
10.1 Notice. Any notice or request with reference to this Agreement sent to a PARTY shall be sent by express delivery to that PARTY’s President (with copy to that PARTY’s General Counsel), shall specifically refer to this Agreement, and shall be deemed to have been sufficiently given for all purposes on the third business day following the date of mailing. Unless otherwise specified in writing, the mailing addresses of the PARTIES shall be as described below:
To ILLUMINA:
ILLUMINA, INC.
Attention President
9885 Towne Center Drive
San Diego, CA 92121
Facsimile: (858) 202-4599
To AFFYMETRIX:
AFFYMETRIX, INC.
Attention President
3380 Central Expressway
Santa Clara, CA 95051
Facsimile: (408) 481-0422
10.2 Severability. If any Article, Section, provision or clause of this Agreement shall be found or held to be invalid or unenforceable by a court or other decision-making body of competent jurisdiction, in a judgment from which no further appeal can be taken, the remainder of the Agreement shall remain valid and enforceable and, to the extent required in the pursuit of this Agreement, the PARTIES shall negotiate in good faith a substitute, valid and enforceable provision that reflects the PARTIES’ intent entering into the Agreement.
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10.3 Entire Agreement — Modification and Waiver. The terms and conditions herein constitute the entire agreement between the PARTIES and supersede all previous agreements and understandings, whether oral or written, between the PARTIES with respect to the subject matter hereof, and no prior agreement or understanding varying or extending the same shall be binding upon either PARTY. No modification or waiver of any term of this Agreement shall be effective unless made in a writing signed by both PARTIES.
10.4 Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the United States and the State of California, without reference to conflicts of law principles.
10.5 Interpretation. Articles, Sections, titles, and headings are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation hereof. As used herein, the term “business days” shall mean all days other than Saturdays, Sundays or state recognized or U.S. federal holidays. Ambiguities, if any, in this Agreement shall not be construed against any PARTY, irrespective of which PARTY may be deemed to have authored the ambiguous provision.
10.6 Counterparts. This Agreement may be executed in identical counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement. Delivery of signatures by means of facsimile or electronic mail shall be as effective as original signatures.
10.7. Power and Authority. Each PARTY and its undersigned representative hereby represents and warrants that it has full power and authority to enter into this Agreement, and to grant the covenants, releases, dismissals and waivers set forth hereunder, on behalf of itself, and its AFFILIATES, their successors and assigns.
IN WITNESS WHEREOF, the PARTIES have caused their duly authorized officers to execute this Agreement on the dates indicated below.

AFFYMETRIX, INC.	ILLUMINA, INC.

By: /s/ Kevin M. King	By: /s/ Jay Flatley

Name: Kevin M. King	Name: Jay Flatley

Title: President	Title: CEO and President

Date: January 9, 2008	Date: January 6, 2008

Witness: /s/ Suzanne Chan	Witness: Chris Cabou
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